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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20579

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                                    FORM 8-K

                                 CURRENT REPORT
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                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    APRIL 13, 1995

                          SHAWMUT NATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
           DELAWARE                                                     06-1212629
 (STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)             (IRS EMPLOYER
       OF INCORPORATION)                                            IDENTIFICATION NO.)
  777 MAIN STREET, HARTFORD, CONNECTICUT            06115
 ONE FEDERAL STREET, BOSTON, MASSACHUSETTS          02211
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)
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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (203) 986-2000
                                                    (617) 292-2000

                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS

     On February 20, 1995, Shawmut National Corporation ("Shawmut") and Fleet Financial Group, Inc. ("Fleet") entered into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, for the merger (the "Merger") of Shawmut with and into Fleet, with Fleet surviving the Merger.

     Pursuant to the Merger Agreement, (I) each share of the common stock, par value $0.01 per share (the "Shawmut Common Stock"), of Shawmut outstanding on the date of the Merger (except for shares of Shawmut Common Stock held by Shawmut as treasury stock or shares held by Fleet or any of its subsidiaries, but including shares of Shawmut Common Stock (i) held directly or indirectly by Fleet or Shawmut or any of their respective subsidiaries in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties and (ii) held by Fleet or Shawmut or any of their respective subsidiaries in respect of a debt previously contracted) will be converted into .8922 shares of the common stock, par value $1.00 per share, of Fleet ("Fleet Common Stock") and (II) each share of the preferred stock with cumulative and adjustable dividends, 9.30% cumulative preferred stock and 9.35% cumulative preferred stock of Shawmut, respectively, ("Shawmut Preferred") outstanding immediately prior to the Merger, except for shares of the series of preferred stock with cumulative and adjustable dividends as to which dissenters' rights have been properly exercised, will be converted into one share of Fleet preferred stock ("Fleet New Preferred Stock") having terms substantially similar to the terms of the Shawmut preferred stock converted in the Merger.

     The shares of Fleet Common Stock issued in the Merger will include the corresponding number of rights attached to such shares pursuant to Fleet's shareholder rights plan. No fractional shares of Fleet Common Stock will be issued in the Merger, and Shawmut's stockholders who otherwise would be entitled to receive a fractional share of Fleet Common Stock will receive a cash payment in lieu thereof.

     Consummation of the Merger is subject to certain standard conditions, including, but not limited to, approval of the Merger Agreement by the holders of a majority of the shares of the Shawmut Common Stock and the Fleet Common Stock and the receipt of all required regulatory approvals.

     On January 31, 1995, Shawmut Bank Connecticut, National Association purchased substantially all of the assets and assumed certain of the liabilities (the "Barclays Acquisition") of the Business Finance Division of Barclays Business Credit, Inc. ("Business Finance") for a purchase price equal to the net book value of the assets acquired and the liabilities assumed plus a premium of $290 million. The book value of the assets acquired was approximately $2.3 billion and the book value of the liabilities assumed was approximately $12.7 million. The total funding required for the transaction was approximately $2.6 billion.

     Shawmut entered into an agreement (the "Northeast Merger Agreement") with Northeast Federal Corp. ("Northeast"), dated as of June 13, 1994, to acquire Northeast (the "Northeast Merger"). Northeast is a unitary savings and loan holding company registered under the Home Owners' Loan Act of 1933, as amended, which provides financial services through its subsidiary, Northeast Savings, F.A. As of December 31, 1994, Northeast had assets of $3.3 billion, deposits of $2.4 billion and stockholders' equity of $138.9 million. Northeast has 33 offices located in Connecticut, Massachusetts and the capital region of New York.

     Pursuant to the Northeast Merger Agreement, Northeast stockholders will receive shares of Shawmut's Common Stock in the following manner. Each issued and outstanding share of Northeast common stock, except for certain shares held by affiliates, will be converted into and exchangeable for a number of shares of Shawmut Common Stock equal to the exchange ratio (the "Northeast Exchange Ratio") determined as follows:

          (i) if the Shawmut Common Stock Average Price is greater than or equal to $26.235, the Northeast Exchange Ratio will be .415;

          (ii) if the Shawmut Common Stock Average Price is less than $26.235 but equal to or greater than $21.465, the Northeast Exchange Ratio will be
     (a) $10.875 divided by (b) the Shawmut Common Stock Average Price; or

          (iii) if the Shawmut Common Stock Average Price is less than $21.465, the Northeast Exchange Ratio will be .507; provided, however, that, as described below, under such circumstances Northeast has

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     the right to terminate the Northeast Merger Agreement, subject to the right of Shawmut to avoid such termination by an increase in the Northeast Exchange Ratio.

     The Northeast Merger Agreement may be terminated if the transaction is not closed on or before June 30, 1995. In addition, if the Shawmut Common Stock Average Price (defined as the average daily closing price of Shawmut Common Stock as reported on the New York Stock Exchange Composite Transaction reporting system for the 15 consecutive full trading days prior to the date on which the last regulatory approval is obtained and all statutory waiting periods in respect thereof have expired) is less than $21.465 (and therefore, based upon the maximum Northeast Exchange Ratio of .507, Northeast stockholders would receive less than $10.875 of Shawmut Common Stock for each share of Northeast common stock), the Northeast Board of Directors may terminate the Merger Agreement pursuant to its terms, whether before of after the approval of the merger by Northeast's stockholders; provided, however, that Shawmut may avoid such termination by increasing the Northeast Exchange Ratio so that the shares of Shawmut Common Stock issued in exchange for each share of Northeast's common stock have a value (valued at the Shawmut Common Stock Average Price) of $10.875. On April 7, 1995, the closing price of Shawmut's Common Stock was $26.75 per share. In addition, the transaction is subject to the satisfaction of certain conditions, including certain regulatory approvals and approval by Northeast stockholders.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) The following exhibits are filed with this Current Report on Form 8-K:

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    EXHIBIT
    NUMBER                                       DESCRIPTION
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      23.1      Consent of KPMG Peat Marwick LLP
      23.2      Consent of Deloitte & Touche LLP
      23.3      Consent of Price Waterhouse LLP
      99.1      Financial Statements of Fleet Financial Group, Inc. as of December 31, 1994
                and 1993.
      99.2      Financial Statements of Northeast Federal Corp. and Subsidiaries as of
                December 31, 1994 and 1993.
      99.3      Financial Statements of Business Finance Division of Barclays Business Credit,
                Inc. as of December 31, 1994 and 1993.
      99.4      Shawmut National Corporation and Subsidiaries, Fleet Financial Group, Inc.,
                Northeast Federal Corp. and Subsidiaries and Business Finance Division of
                Barclays Business Credit, Inc. Unaudited Pro Forma Condensed Combined
                Financial Information.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SHAWMUT NATIONAL CORPORATION

                                          By: /s/  SUSAN E. LESTER
                                              Susan E. Lester
                                              Executive Vice President
                                              and Chief Financial Officer

Dated: April 13, 1995

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                                 EXHIBIT INDEX

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    EXHIBIT                                                                              PAGE
    NUMBER                                  DESCRIPTION                                 NUMBER
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
      23.1      Consent of KPMG Peat Marwick LLP....................................        5
      23.2      Consent of Deloitte & Touche LLP....................................        7
      23.3      Consent of Price Waterhouse LLP.....................................        9
      99.1      Financial Statements of Fleet Financial Group, Inc. as of December
                31, 1994 and 1993...................................................       11
      99.2      Financial Statements of Northeast Federal Corp. and Subsidiaries as
                of December 31, 1994 and 1993.......................................       44
      99.3      Financial Statements of Business Finance Division of Barclays
                Business Credit, Inc. as of December 31, 1994 and 1993..............       92
      99.4      Shawmut National Corporation and Subsidiaries, Fleet Financial
                Group, Inc., Northeast Federal Corp. and Subsidiaries and Business
                Finance Division of Barclays Business Credit, Inc. Unaudited Pro
                Forma Condensed Combined Financial Information......................      108
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